Exhibit 99.1

CoBiz Financial Announces Fourth Quarter 2008 Results

Bolsters Allowance for Loan Losses, Capital Levels

Denver – CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.7 billion in assets, announced a net loss of $8.6 million, or $0.38 loss per fully diluted share (EPS) for the fourth quarter of 2008.  For the full year ended December 31, 2008, net income was $1.3 million, or $0.05 per diluted share.  Net income was $5.5 million in the fourth quarter 2007 and $23.0 million for the year ended 2007. Diluted EPS was $0.23 for the fourth quarter of 2007, and $0.96 for the year ended 2007.

Financial Performance – Fourth Quarter 2008

•                  Fourth quarter results included a $23.44 million (pre-tax) loan loss provision, as compared to $5.34 million for the third quarter of 2008, and $1.47 million for the fourth quarter of 2007.

•                  Improved net interest margin: 4.15% in fourth quarter of 2008 vs. 4.10% in the third quarter (linked-quarter).

•                  Capital investment of $64.5 million from the U.S. Treasury Department.

•                  Tangible equity ratio of 7.61%; estimated total risk-based capital ratio of 14.5%.

•                  Quarterly loan growth of $29.6 million, or 5.9% annualized; year-over-year loan growth of $184.9 million, or 10.0%.

•                  Deposits and customer repurchase agreements (Customer Repo’s) decreased by $105.0 million on a linked-quarter basis.  Deposits and Customer Repo’s excluding wholesale brokered sources (Customer Funding) decreased by $49.5 million on a linked-quarter basis.

•                  Nonperforming assets ended the year at $47.0 million, or 1.75% of total assets.

•                  Allowance for loan and credit losses (Allowance) increased to 2.12% of total loans as compared to 1.40% as of September 30, 2008, and 1.12% as of December 31, 2007.

•                  Fourth quarter results include a $2.2 million pre-tax loss on a valuation adjustment of Other Real Estate Owned (OREO).

•                  The Company recognized a $1.2 million pre-tax impairment charge on a trust preferred security.

“This past year has proven to be extremely challenging for financial service companies; CoBiz has not been immune to the issues plaguing the industry, particularly with the national economic slowdown beginning to impact Colorado in the fourth quarter,” said Chairman and CEO Steve Bangert. “While Colorado remains one of the healthier markets in which to do business, we do anticipate continued softening as national conditions further erode.”

For the year 2008, the Company’s pre-tax, pre-provision earnings were $40.7 million.  Excluding pre-tax valuation losses of $4.6 million on OREO and investment securities, the Company’s pre-tax earnings were $45.3 million, or 10.0% higher than 2007 pre-tax, pre-provision earnings.

“During 2008, we built our loan loss reserve and capital ratios to the highest levels in our company’s history. In 2009, we anticipate the challenging economic cycle will present numerous consolidation opportunities for the industry and are positioning ourselves to take advantage of them as they are presented to us.

“To that end, we delayed the release of our fourth quarter results as we underwent a comprehensive independent review triggered by discussions with several potential equity partners. Until we identify a transaction, we have no immediate plans to issue new capital, but believe the current environment has created tremendous consolidation opportunities similar to those experienced in the late 1980s and early 1990s. Our management team was heavily involved in the bank mergers and acquisitions market during that time of consolidation. Our level of expertise in this arena will enable us to take full advantage of a rich acquisition and stabilization environment.”

Loans

Loans for Colorado Business Bank and Arizona Business Bank, collectively, the Bank, ended the period just over $2.0 billion, an increase of $184.9 million, or 10.0%, over the same period in 2007. As expected, loan growth slowed during the fourth quarter of 2008 with a net increase of $29.6 million, or 5.9% annualized. Most of the growth came from our Commercial & Industrial Loans (C&I) and Term Commercial Mortgages. The growth in Term Commercial Mortgages relates to owner-occupied buildings closely tied to our C&I portfolio.  Construction loans were down for the quarter and continue to be reduced as a percentage of the total portfolio, accounting for 13.1% of loans as of December 31, 2008, vs. 16.8% a year earlier.

We remain committed to the communities we serve and our goal to be the leading provider of financial solutions to businesses and professionals in our markets. We continue to lend to credit-worthy customers, and in 2008 advanced $473.3 million on new credit lines to both existing and new relationships.

Investment Securities

The Company recognized an other-than-temporary impairment (“OTTI”) valuation loss during the fourth quarter of 2008 of $1.2 million pretax, or $0.03 per diluted share. The valuation loss during the fourth quarter related to a publicly traded, single-issue bank trust preferred security that was not previously deemed to have an OTTI.

Deposits and Customer Repo Balances

Deposit and Customer Repo balances ended the period at $1.8 billion, a decrease of $138.5 million from the same period in 2007. On a linked-quarter basis, Deposit and Customer Repo balances decreased by $105.0 million. Customer Funding (excluding brokered deposits from non-relationship sources) decreased $49.5 million on a linked-quarter basis, and $57.0 million from the prior year end. Total noninterest-bearing demand accounts represented 27.7% of total deposits as of December 31, 2008, as compared to 25.2% as of December 31, 2007.

Brokered funding represented 4.1% of total deposits as of the current quarter, as compared to 8.5% of total deposits a year earlier.

Allowance for Loan and Credit Losses and Credit Quality

The Company conducts operations in Colorado and Arizona.  While the Colorado economy has outperformed the majority of other metropolitan areas nationally over the last year, it began to show increasing signs of weakness during the fourth quarter.  These broader economic trends have impacted our Colorado loan portfolio, which has seen an increase in adversely graded credits. The Arizona market continues to work through the issues related to a severely depressed residential housing market.

Total nonperforming loans (NPLs) increased to $41.1 million as of December 31, 2008, from $23.9 million at September 30, 2008.  NPLs to total loans increased to 2.02% at year-end, from 1.19% as of the end of the third quarter of 2008.  Including OREO of $5.9 million as of December 2008, total nonperforming assets (NPAs) were $47.0 million at year end, as compared to $30.9 million as of the prior linked quarter.

The majority of the increase in NPAs was in the Colorado portfolio.  Total NPAs in Colorado increased by $12.3 million during the fourth quarter to $23.4 million, mainly in the Construction and Term Real Estate portfolio.  NPAs in Arizona increased by $3.8 to $23.6 million on a linked-quarter basis.

During the fourth quarter of 2008, we recorded a $23.4 million loan and credit loss provision, as compared to $5.4 million for the third quarter of 2008, and $1.5 million for the fourth quarter of 2007. The Company charged-off (net of recoveries) $8.3 million in loans during the fourth quarter of 2008, and $17.0 million for the full year of 2008. Overall, the Company provided $22.5 million more in provision for loan and credit losses than it has charged-off during the year. As a result, the Allowance was increased to $43.1 million as of December 31, 2008, from $20.6 million as of December 31, 2007. The Company’s Allowance to total loans increased to 2.12% as of December 31, 2008, from 1.40% as of September 30, 2008, and 1.12% December 31, 2007. The Allowance was 105.0% of NPLs as of the end of 2008.

Shareholders’ Equity and Regulatory Capital

In the fourth quarter, the Company received a $64.5 million investment from the U.S. Treasury Department as part of the Capital Purchase Program (CPP) under the Emergency Economic Stabilization Act of 2008. Including the CPP capital infusion, as of the end of the fourth quarter, total Shareholders’ Equity was $252.1 million. The Company’s total tangible equity was $200.2 million, and its tangible equity to tangible asset ratio was 7.61%.

As of December 31, 2008, the Bank was well-capitalized with a Tier 1 Capital ratio of 10.23%, and Total Capital ratio of 11.49%. The minimum ratios to be considered well-capitalized under the risk-based capital standards are 6% and 10%, respectively. At the holding company level, the Company’s Tier 1 Capital ratio as of December 31, 2008, is expected to be 11.97%, and its Total Capital ratio is expected to be 14.48%.

Net Interest Income & Margin

Net interest income on a tax equivalent basis for the fourth quarter of 2008 increased to $25.8 million from $24.4 million for the third quarter of 2008, a 22.8% annualized increase. Net interest income on a tax equivalent basis was $23.1 million for the fourth quarter of 2007. During the fourth quarter, our net interest margin (NIM) on a tax equivalent basis expanded to 4.15% vs. 4.10% as of the third quarter. Excluding nonaccrual loans from earning assets, the NIM would have been 4.20% as of December 31, 2008.

Average earning asset balances grew by $105.0 million on a linked-quarter basis, due to $58.1 million in average loan growth and $51.7 million in average securities growth. The net increase in earning assets was primarily funded by the CPP and an increase in average other short-term borrowings.  Average noninterest-bearing demand deposits increased $12.3 million from the prior linked quarter. Yields on average earning assets decreased 29 basis points (0.29%) from the third quarter of 2008 to the fourth quarter of 2008, while rates paid on average interest-bearing liabilities decreased 45 basis points (0.45%).

Noninterest Income

Noninterest income decreased by $2.4 million on a linked-quarter basis to $7.0 million for the fourth quarter. Noninterest income was $9.4 million in the third quarter of 2008, and $8.3 million in the fourth quarter of 2007. As a percentage of total operating revenue, noninterest income was 21.5% for the fourth quarter of 2008 vs. 26.6% for the prior-year quarter.

Operating results for 2008 include noninterest income from the Company’s two recent acquisitions: Wagner Investment Management, Inc. (Wagner) and Bernard Dietrich & Associates (renamed CoBiz Insurance-AZ). The transactions were completed on December 31, 2007 and January 2, 2008, respectively. Accordingly, their operating results are included in our 2008 totals, but not in any prior periods reported.

In general, all of our business segments have been negatively impacted by current market conditions.  Our Insurance Segment’s revenues have been adversely affected by a continued soft premium market for P&C insurance; the decline in the broader equity market has negatively impacted Investment Advisory earnings; and Investment Banking transactions have been curtailed due to market uncertainty and valuation issues. However, the majority of the variance from the third quarter of 2008 and the fourth quarter of 2007 relates to the Investment Banking segment, a decrease in earnings on equity method investments and income from credit valuation adjustments on our customer accommodation interest-rate swaps.

Operating Expenses

Noninterest expenses for the fourth quarter of 2008 were $23.6 million, as compared to $21.7 million for the third quarter of 2008. Noninterest expenses for the fourth quarter of 2007 were $20.9 million. (2008 noninterest expenses were affected by the acquisitions of Wagner and CoBiz Insurance-AZ.)

Driving the linked-quarter increase was a $2.2 million write-down on the carrying value of OREO, as well as the $1.2 million OTTI charge.  Salaries and employee benefits decreased from the third quarter due to the downward adjustment of variable compensation accruals.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, February 13, 2009 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=54611 or by telephone at 877.493.9121, (conference ID #79736378).

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.7 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through CoBiz Trust, Alexander Capital Management Group and Wagner Investment Management, Inc.; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2008	2007	2008	2007
INCOME STATEMENT DATA
Interest income	$35,820	$40,164	$144,908	$154,510
Interest expense	10,181	17,275	49,557	66,611
NET INTEREST INCOME BEFORE PROVISION	25,639	22,889	95,351	87,899
Provision for loan losses	23,444	1,469	39,796	3,936
NET INTEREST INCOME AFTER PROVISION	2,195	21,420	55,555	83,963
Noninterest income	7,021	8,308	35,399	28,289
Noninterest expense	23,632	20,852	89,717	75,515
INCOME (LOSS) BEFORE INCOME TAXES	(14,416)	8,876	1,237	36,737
Provision (benefit) for income taxes	(5,803)	3,402	(91)	13,713
NET INCOME (LOSS)	(8,613)	5,474	1,328	23,024
Preferred stock dividends	(124)	—	(124)	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(8,737)	$5,474	$1,204	$23,024

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$(0.38)	$0.24	$0.05	$0.98
DILUTED	$(0.38)	$0.23	$0.05	$0.96
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	23,144	23,079	23,082	23,552
DILUTED	23,144	23,508	23,255	24,090

COMMON SHARES OUTSTANDING AT PERIOD END (in thousands)			23,375	22,993
BOOK VALUE PER COMMON SHARE			$8.16	$8.23

PERIOD END BALANCES
Total Assets			$2,684,275	$2,391,012
Loans			2,031,253	1,846,326
Goodwill and Intangible Assets			51,864	45,498
Deposits			1,639,031	1,742,689
Subordinated Debentures			93,150	72,166
Common Shareholders’ Equity			190,635	189,270
Total Shareholders’ Equity			252,099	189,270
Interest-Earning Assets			2,498,484	2,225,621
Interest-Bearing Liabilities			1,954,991	1,741,559

BALANCE SHEET AVERAGES
Average Assets			$2,529,901	$2,218,625
Average Loans			1,944,728	1,665,379
Average Deposits			1,743,712	1,564,650
Average Subordinated Debentures			79,306	72,166
Average Shareholders’ Equity			197,235	189,502
Average Interest-Earning Assets			2,354,838	2,065,738
Average Interest-Bearing Liabilities			1,878,852	1,571,789

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2008	2007	2008	2007

PROFITABILITY MEASURES
Net Interest Margin	4.15%	4.21%	4.08%	4.28%
Efficiency Ratio	61.84%	64.87%	65.10%	64.10%
Return on Average Assets	(1.28)%	0.93%	0.05%	1.04%
Return on Average Shareholders’ Equity	(16.78)%	11.45%	0.67%	12.15%
Noninterest Income as a Percentage of Operating Revenues	21.50%	26.63%	27.07%	24.35%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and accruing interest			$1,292	$2,208
Nonaccrual loans			39,786	1,202
Total nonperforming loans			$41,078	$3,410
OREO and Repossessed Assets			5,941	90
Total nonperforming assets			$47,019	$3,500

Charge-offs			(17,144)	(1,838)
Recoveries			156	74
Net Charge-offs			$(16,988)	$(1,764)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			1.75%	0.15%
Nonperforming Loans to Total Loans			2.02%	0.18%
Nonperforming Loans and OREO to Total Loans and OREO			2.31%	0.19%
Allowance for Loan and Credit Losses to Total Loans			2.12%	1.12%
Allowance for Loan and Credit Losses to Nonperforming Loans			104.95%	604.69%

				Total Loans	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	% of Loans
Commercial	$8,428	$937	$9,365	$648,968	1.44%
Real Estate - mortgage	5,658	8,331	13,989	1,017,444	1.37%
Real Estate - construction	8,973	7,450	16,423	266,927	6.15%
Consumer	221	1,080	1,301	86,701	1.50%
Other Loans	—	—	—	11,213	0.00%
Other Real Estate Owned	114	5,827	5,941	—	—
NPAs	$23,394	$23,625	$47,019	$2,031,253	2.31%

Total Loans	$1,279,173	$752,080	$2,031,253
Total Loans and OREO	1,279,287	757,907	2,037,194

Non-performing Loans/ Loans	1.82%	2.37%	2.02%
Nonperforming Loans and OREO to Total Loans and OREO	1.83%	3.12%	2.31%

CoBiz Financial Inc.

December 31, 2008

(unaudited)

			Investment		Corporate
	Commercial	Investment	Advisory		Support and
(in thousands, except per share amounts)	Banking	Banking	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended December 31, 2008	$27,177	$8	$(3)	$(4)	$(1,539)	$25,639
Quarter ended September 30, 2008	$25,516	$11	$—	$(2)	$(1,287)	$24,238
Annualized quarterly growth	25.8%	(108.2)%	—	(396.7)%	(77.7)%	22.9%

Quarter ended December 31, 2007	$24,402	$29	$1	$1	$(1,544)	$22,889
Annual growth	11.4%	(72.4)%	(400.0)%	(500.0)%	3%	12.0%

Noninterest income
Quarter ended December 31, 2008	$1,475	$504	$1,413	$3,594	$35	$7,021
Quarter ended September 30, 2008	$3,048	$1,062	$1,517	$3,743	$15	$9,385
Annualized quarterly growth	(204.7)%	(208.5)%	(27.2)%	(15.8)%	529.0%	(99.9)%

Quarter ended December 31, 2007	$2,586	$2,240	$1,205	$2,238	$39	$8,308
Annual growth	(43.0)%	(77.5)%	17.3%	60.6%	(10.3)%	(15.5)%

Net income
Quarter ended December 31, 2008	$(6,722)	$(417)	$38	$69	$(1,581)	$(8,613)
Quarter ended September 30, 2008	$5,292	$(235)	$(140)	$25	$(779)	$4,163
Annualized quarterly growth	(900.7)%	(307.3)%	504.4%	698.3%	(408.5)%	(1,217.6)%

Quarter ended December 31, 2007	$7,050	$116	$(90)	$(177)	$(1,425)	$5,474
Annual growth	(195.3)%	(459.5)%	142.2%	139.0%	(10.9)%	(257.3)%

Earnings per share (diluted)
Quarter ended December 31, 2008	$(0.29)	$(0.02)	$—	$—	$(0.07)	$(0.38)
Quarter ended September 30, 2008	$0.23	$(0.01)	$(0.01)	$—	$(0.03)	$0.18
Annualized quarterly growth	(897.0)%	(396.7)%	396.7%	—	(529.0)%	(1,234.3)%

Quarter ended December 31, 2007	$0.30	$—	$—	$(0.01)	$(0.06)	$0.23
Annual growth	(196.7)%	(100.0)%	—	100.0%	(16.7)%	(265.2)%

(in thousands)	Consolidated
Total loans
At December 31, 2008	$2,031,253
At September 30, 2008	2,001,685
Annualized quarterly growth	5.9%

At December 31, 2007	$1,846,326
Annual growth	10.0%

Total deposits and customer repurchase agreements
At December 31, 2008	$1,772,509
At September 30, 2008	1,877,526
Annualized quarterly growth	(22.2)%

At December 31, 2007	$1,911,025
Annual growth	(7.2)%

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2008	2008	2008	2008	2007

COMMERCIAL BANKING
Income Statement
Total interest income	$35,780	$36,012	$35,597	$37,347	$40,091
Total interest expense	8,603	10,496	10,991	13,898	15,689
Net interest income	27,177	25,516	24,606	23,449	24,402
Provision for loan losses	23,444	5,335	5,986	5,031	1,469
Net interest income after provision	3,733	20,181	18,620	18,418	22,933
Noninterest income	1,475	3,048	2,502	1,760	2,586
Noninterest expense	9,184	8,485	7,546	7,883	9,198
Income before income taxes	(3,976)	14,744	13,576	12,295	16,321
Provision (benefit) for income taxes	(1,994)	5,680	5,031	4,575	6,090
Net income before management fees and overhead allocations	$(1,982)	$9,064	$8,545	$7,720	$10,231
Management fees and overhead allocations, net of tax	4,740	3,772	3,886	4,274	3,181
Net income (loss)	$(6,722)	$5,292	$4,659	$3,446	$7,050

INVESTMENT BANKING
Income Statement
Total interest income	$8	$11	$12	$7	$29
Total interest expense	—	—	—	—	—
Net interest income	8	11	12	7	29
Provision for loan losses	—	—	—	—	—
Net interest income after provision	8	11	12	7	29
Noninterest income	504	1,062	3,196	293	2,240
Noninterest expense	1,142	1,369	1,679	927	1,990
Income before income taxes	(630)	(296)	1,529	(627)	279
Provision (benefit) for income taxes	(247)	(102)	588	(237)	111
Net income before management fees and overhead allocations	$(383)	$(194)	$941	$(390)	$168
Management fees and overhead allocations, net of tax	34	41	40	49	52
Net income (loss)	$(417)	$(235)	$901	$(439)	$116

INVESTMENT ADVISORY AND TRUST
Income Statement
Total interest income	$—	$—	$—	$3	$1
Total interest expense	3	—	4	1	—
Net interest income	(3)	—	(4)	2	1
Provision for loan losses	—	—	—	—	—
Net interest income after provision	(3)	—	(4)	2	1
Noninterest income	1,413	1,517	1,739	1,676	1,205
Noninterest expense	1,255	1,570	1,703	1,695	1,239
Income before income taxes	155	(53)	32	(17)	(33)
Provision (benefit) for income taxes	51	7	22	4	(8)
Net income before management fees and overhead allocations	$104	$(60)	$10	$(21)	$(25)
Management fees and overhead allocations, net of tax	66	80	89	86	65
Net income (loss)	$38	$(140)	$(79)	$(107)	$(90)

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2008	2008	2008	2008	2007

INSURANCE
Income Statement
Total interest income	$—	$—	$—	$4	$2
Total interest expense	4	2	2	3	1
Net interest income	(4)	(2)	(2)	1	1
Provision for loan losses	—	—	—	—	—
Net interest income after provision	(4)	(2)	(2)	1	1
Noninterest income	3,594	3,743	4,153	3,623	2,238
Noninterest expense	3,353	3,488	3,839	3,410	2,325
Income before income taxes	237	253	312	214	(86)
Provision (benefit) for income taxes	85	127	130	93	(21)
Net income before management fees and overhead allocations	$152	$126	$182	$121	$(65)
Management fees and overhead allocations, net of tax	83	101	99	121	112
Net income (loss)	$69	$25	$83	$—	$(177)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$32	$29	$30	$36	$41
Total interest expense	1,571	1,316	1,146	1,517	1,585
Net interest income	(1,539)	(1,287)	(1,116)	(1,481)	(1,544)
Provision for loan losses	—	—	—	—	—
Net interest income after provision	(1,539)	(1,287)	(1,116)	(1,481)	(1,544)
Noninterest income	35	15	(20)	71	39
Noninterest expense	8,698	6,791	7,710	7,990	6,100
Income before income taxes	(10,202)	(8,063)	(8,846)	(9,400)	(7,605)
Provision (benefit) for income taxes	(3,698)	(3,290)	(3,351)	(3,565)	(2,770)
Net income before management fees and overhead allocations	$(6,504)	$(4,773)	$(5,495)	$(5,835)	$(4,835)
Management fees and overhead allocations, net of tax	(4,923)	(3,994)	(4,114)	(4,530)	(3,410)
Net income (loss)	$(1,581)	$(779)	$(1,381)	$(1,305)	$(1,425)

CONSOLIDATED
Income Statement
Total interest income	$35,820	$36,052	$35,639	$37,397	$40,164
Total interest expense	10,181	11,814	12,143	15,419	17,275
Net interest income	25,639	24,238	23,496	21,978	22,889
Provision for loan losses	23,444	5,335	5,986	5,031	1,469
Net interest income after provision	2,195	18,903	17,510	16,947	21,420
Noninterest income	7,021	9,385	11,570	7,423	8,308
Noninterest expense	23,632	21,703	22,477	21,905	20,852
Income before income taxes	(14,416)	6,585	6,603	2,465	8,876
Provision (benefit) for income taxes	(5,803)	2,422	2,420	870	3,402
Net income before management fees and overhead allocations	$(8,613)	$4,163	$4,183	$1,595	$5,474
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$(8,613)	$4,163	$4,183	$1,595	$5,474

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share amounts)	2008	2008	2008	2008	2007
Interest income	$35,820	$36,052	$35,639	$37,397	$40,164
Interest expense	10,181	11,814	12,143	15,419	17,275
Net interest income before provision	25,639	24,238	23,496	21,978	22,889
Provision for loan losses	23,444	5,335	5,986	5,031	1,469
Net interest income after provision	2,195	18,903	17,510	16,947	21,420
Noninterest income:
Deposit service charges	1,111	1,045	972	939	920
Other loan fees	265	218	337	197	494
Investment advisory and trust income	1,413	1,517	1,739	1,676	1,205
Insurance income	3,594	3,743	4,153	3,623	2,238
Investment banking income	504	1,062	3,196	293	2,240
Other income	134	1,800	1,173	695	1,211
Total noninterest income	7,021	9,385	11,570	7,423	8,308
Noninterest expense:
Salaries and employee benefits	12,052	13,383	15,616	14,550	13,206
Stock based compensation expense	489	393	462	423	412
Occupancy expenses, premises and equipment	3,417	3,274	3,247	3,137	3,024
Amortization of intangibles	169	166	186	204	118
Other operating expenses	4,070	3,390	2,957	3,540	3,477
Loss/(gain) on sale of other assets and securities	3,435	1,097	9	51	615
Total noninterest expense	23,632	21,703	22,477	21,905	20,852
Income (loss) before income taxes	(14,416)	6,585	6,603	2,465	8,876
Provision (benefit) for income taxes	(5,803)	2,422	2,420	870	3,402
Net income (loss)	(8,613)	4,163	4,183	1,595	5,474
Preferred stock dividends	(124)	—	—	—	—
Net income (loss) available to common shareholders	$(8,737)	$4,163	$4,183	$1,595	$5,474

Earnings (loss) per common share
Basic	$(0.38)	$0.18	$0.18	$0.07	$0.24
Diluted	$(0.38)	$0.18	$0.18	$0.07	$0.23

Weighted average shares outstanding (in thousands)
Basic	23,144	23,104	23,068	23,017	23,079
Diluted	23,144	23,232	23,207	23,281	23,508

Common shares outstanding at period end (in thousands)	23,375	23,361	23,095	23,056	22,993
Book value per common share	$8.16	$8.33	$8.33	$8.33	$8.23

PROFITABILITY MEASURES
Net Interest Margin	4.15%	4.10%	4.08%	3.99%	4.21%
Efficiency Ratio	61.84%	61.28%	64.07%	74.33%	64.87%
Return on Average Assets	(1.28)%	0.65%	0.67%	0.27%	0.93%
Return on Average Shareholders’ Equity	(16.78)%	8.49%	8.64%	3.29%	11.45%
Noninterest Income as a Percentage of Operating Revenues	21.50%	27.91%	32.99%	25.25%	26.63%

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	At
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2008	2008	2008	2008	2007
PERIOD END BALANCES
Total Assets	$2,684,275	$2,606,107	$2,548,171	$2,449,298	$2,391,012
Loans	2,031,253	2,001,685	1,961,177	1,875,284	1,846,326
Goodwill and Intangible Assets	51,864	51,658	51,824	52,008	45,498
Deposits	1,639,031	1,737,262	1,651,933	1,781,406	1,742,689
Subordinated Debentures	93,150	92,550	72,166	72,166	72,166
Common Shareholders’ Equity	190,635	194,523	192,492	192,114	189,270
Total Shareholders’ Equity	252,099	194,523	192,492	192,114	189,270
Interest-Earning Assets	2,498,484	2,421,375	2,358,157	2,264,960	2,225,621
Interest-Bearing Liabilities	1,954,991	1,951,678	1,889,499	1,809,121	1,741,559

LOANS
Commercial	$648,968	$621,128	$618,677	$572,008	$576,959
Real Estate - mortgage	1,017,444	982,084	929,949	907,962	874,226
Real Estate - construction	266,927	305,819	323,554	308,756	309,568
Consumer	86,701	80,336	76,457	73,078	71,422
Other	11,213	12,318	12,540	13,480	14,151
Gross loans	2,031,253	2,001,685	1,961,177	1,875,284	1,846,326
Less allowance for loan losses	(42,851)	(27,703)	(25,727)	(23,340)	(20,043)
Net loans	$1,988,402	$1,973,982	$1,935,450	$1,851,944	$1,826,283

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$565,948	$528,272	$626,500	$697,965	$631,391
Savings	9,274	10,617	10,726	11,699	11,546
Eurodollar	88,025	101,723	100,771	96,069	77,444
Certificates of deposits under $100,000	76,559	97,017	89,059	99,650	112,319
Certificates of deposits $100,000 and over	287,039	312,053	340,926	328,820	308,673
Reciprocal CDARS	91,844	125,951	16,341	14,625	14,159
Brokered deposits	66,611	122,093	21,465	101,703	148,081
Total interest-bearing deposits	1,185,300	1,297,726	1,205,788	1,350,531	1,303,613
Noninterest-bearing demand deposits	453,731	439,536	446,145	430,875	439,076
Customer repurchase agreements	133,478	140,264	131,717	151,680	168,336
Total deposits and customer repurchase agreements	$1,772,509	$1,877,526	$1,783,650	$1,933,086	$1,911,025

BALANCE SHEET AVERAGES
Average Assets	$2,668,533	$2,548,811	$2,502,900	$2,397,638	$2,327,835
Average Loans	2,025,859	1,967,742	1,930,674	1,853,493	1,796,787
Average Deposits	1,711,063	1,738,114	1,752,757	1,773,337	1,722,486
Average Subordinated Debentures	92,902	79,837	72,166	72,166	72,166
Average Shareholders’ Equity	204,222	195,124	194,794	194,750	189,669
Average Interest-Earning Assets	2,479,183	2,374,202	2,334,972	2,229,415	2,173,297
Average Interest-Bearing Liabilities	1,998,161	1,900,532	1,850,421	1,764,746	1,669,527

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and accruing interest	$1,292	$1,650	$1,096	$4,825	$2,208
Nonaccrual loans	39,786	22,254	19,078	12,974	1,202
Total nonperforming loans	$41,078	$23,904	$20,174	$17,799	$3,410
OREO and Repossessed Assets	5,941	7,008	2,580	5	90
Total nonperforming assets	$47,019	$30,912	$22,754	$17,804	$3,500

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	1.75%	1.19%	0.89%	0.73%	0.15%
Nonperforming Loans to Total Loans	2.02%	1.19%	1.03%	0.95%	0.18%
Nonperforming Loans and OREO to Total Loans and OREO	2.31%	1.54%	1.16%	0.95%	0.19%
Allowance for Loan and Credit Losses to Total Loans	2.12%	1.40%	1.32%	1.28%	1.12%
Allowance for Loan and Credit Losses to Nonperforming Loans	104.95%	116.98%	128.66%	134.37%	604.69%

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	For the three months ended December 31,
		2008			2007
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$6,348	$53	3.27%	$7,010	$97	5.41%
Investment securities	477,700	6,254	5.24%	388,573	5,100	5.14%
Loans	2,025,859	29,715	5.74%	1,796,787	35,136	7.65%
Allowance for loan losses	(30,724)			(19,073)
Total interest-earning assets	$2,479,183	$36,022	5.64%	$2,173,297	$40,333	7.26%
Noninterest-earning assets
Cash and due from banks	51,984			45,857
Other	137,366			108,681
Total assets	$2,668,533			$2,327,835

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$527,066	$1,912	1.44%	$616,220	$4,779	3.08%
Savings	8,319	10	0.48%	11,238	52	1.84%
Eurodollar	110,712	443	1.57%	71,760	640	3.54%
Certificates of deposit
Brokered under $100,000	111,739	794	2.82%	156,472	2,052	5.20%
Under $100,000	221,428	1,316	2.36%	129,624	1,605	4.91%
$100,000 and over	286,318	2,197	3.05%	286,929	3,514	4.86%
Total interest-bearing deposits	$1,265,582	$6,672	2.09%	$1,272,243	$12,642	3.94%
Other borrowings
Securities sold under agreements to repurchase	132,738	439	1.29%	193,249	1,588	3.22%
Other short-term borrowings	506,939	1,539	1.19%	131,869	1,627	4.83%
Subordinated debentures	92,902	1,531	6.45%	72,166	1,418	7.69%
Total interest-bearing liabilities	$1,998,161	$10,181	2.01%	$1,669,527	$17,275	4.09%
Noninterest-bearing demand accounts	445,481			450,243
Total deposits and interest-bearing liabilities	2,443,642			2,119,770
Other noninterest-bearing liabilities	20,669			18,396
Total liabilities	2,464,311			2,138,166
Shareholders’ equity	204,222			189,669
Total liabilities and shareholders’ equity	$2,668,533			$2,327,835
Net interest income		$25,841			$23,058
Net interest spread			3.63%			3.17%
Net interest margin			4.15%			4.21%
Ratio of average interest-earning assets to average interest-bearing liabilities	124.07%			130.17%

CoBiz Financial Inc.

December 31, 2008

(unaudited)

	For the year ended December 31,
		2008			2007
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	7,958	$274	3.44%	$8,557	$456	5.33%
Investment securities	427,902	22,298	5.21%	410,361	21,207	5.17%
Loans	1,944,728	123,055	6.33%	1,665,379	133,446	8.01%
Allowance for loan losses	(25,750)			(18,559)
Total interest earning-assets	$2,354,838	$145,627	6.11%	$2,065,738	$155,109	7.51%
Noninterest-earning assets
Cash and due from banks	44,846			45,097
Other	130,217			107,790
Total assets	$2,529,901			$2,218,625

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$622,295	$12,280	1.97%	$584,677	$18,673	3.19%
Savings	10,217	122	1.19%	11,184	194	1.73%
Eurodollar	108,154	2,180	2.02%	26,326	985	3.74%
Certificates of deposits
Brokered under $100,000	104,421	3,919	3.75%	114,867	6,066	5.28%
Under $100,000	147,314	4,755	3.23%	117,331	5,693	4.85%
$100,000 and over	316,385	11,415	3.61%	270,980	13,253	4.89%
Total interest-bearing deposits	$1,308,786	$34,671	2.65%	$1,125,365	$44,864	3.99%
Other borrowings
Securities sold under agreements to repurchase	147,230	2,669	1.81%	228,342	8,379	3.67%
Other short-term borrowings	343,530	7,327	2.13%	145,916	7,717	5.29%
Subordinated debentures	79,306	4,890	6.17%	72,166	5,651	7.83%
Total interest-bearing liabilities	$1,878,852	$49,557	2.64%	$1,571,789	$66,611	4.24%
Noninterest-bearing demand accounts	434,926			439,285
Total deposits and interest-bearing liabilities	2,313,778			2,011,074
Other noninterest-bearing liabilities	18,888			18,049
Total liabilities and preferred securities	2,332,666			2,029,123
Shareholders’ equity	197,235			189,502
Total liabilities and shareholders’ equity	$2,529,901			$2,218,625
Net interest income		$96,070			$88,498
Net interest spread			3.47%			3.27%
Net interest margin			4.08%			4.28%
Ratio of average interest-earning assets to average interest-bearing liabilities	125.33%			131.43%

CoBiz Financial Inc.

December 31, 2008

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

The following table reflects adjustments to pre-tax net income, as reported, to exclude the effects of the provision for loan and credit losses and valuation adjustments recorded on OREO and investment securities.

	December 31, 2008	December 31, 2007

Pre-tax net income as reported - GAAP	$1,237	$36,737

Effect of excluding the provision for loan and credit losses	39,478	3,936

Adjusted pre-tax net income (Non-GAAP)	$40,715	$40,673

Effect of excluding the valuation adjustments
OREO write-down	2,920	—
Trust Preferred Securities OTTI	1,280	494
FNMA Preferred Security OTTI	377	—

Adjusted pre-tax net income (Non-GAAP)	$45,292	$41,167

Pre-tax net income decrease as reported - GAAP	-96.6%

Adjusted pre-tax net income increase (Non-GAAP)	10.0%

The following table includes Non-GAAP financial measurements related to tangible equity and tangible assets.  These items have been adjusted to exclude goodwill and intangible assets.

December 31, 2008

Shareholders’ equity as reported - GAAP	$252,099

Goodwill and intangible assets	(51,864)

Tangible equity - Non-GAAP	$200,235

Total assets as reported - GAAP	$2,684,275

Goodwill and intangible assets	(51,864)

Total tangible assets - Non-GAAP	$2,632,411

Shareholders’ equity to total assets as reported - GAAP	9.39%

Tangible equity to total tangible assets - Non-GAAP	7.61%